Exhibit 99.1

NYSE: BLD

A leading installer and distributor of insulation and building material products to the U.S. construction industry

TopBuild Reports Second Quarter 2021 Results

●
29.1% increase in net sales
●
150 bps gross margin expansion, 140 bps on an adjusted basis
●
15.4% operating margin, 15.6% on an adjusted basis, up 270 bps
●
$2.72 net income per diluted share, $2.76 on an adjusted basis
●
18.0% adjusted EBITDA margin, 18.4% on a same branch basis

Announces New $200 Million Share Repurchase Program

Second Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended June 30, 2020)

Gross margin increased 110 basis points to 27.6%.  On an adjusted basis, gross margin increased 130 basis points to 27.8%

   Operating profit was $80.5 million, compared to operating profit of $76.0 million.  On an adjusted basis, operating profit was $83.5 million, compared to $76.4 million, a 9.3% improvement.

   Net income was $55.5 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share. Adjusted income was $55.7 million, or $1.68 per diluted share, compared to $49.5 million, or $1.43 per diluted share.

✓

Net sales increased 29.1% to $834.3. million, 18.3% on a same branch basis, primarily driven by increases in both price and volume as well as M&A.

✓   Gross margin increased 150 basis points to 29.1%.  On an adjusted basis, gross margin increased 140 basis points to 29.2%.

✓   Operating profit was $128.3 million, compared to operating profit of $80.5 million, a 59.5% improvement.  On an adjusted basis, operating profit was $129.9 million, compared to $83.5 million, a 55.5% improvement.

✓   Operating margin was 15.4%, up 290 basis points.  Adjusted operating margin improved 270 basis points to 15.6%.

✓   Net income was $90.4 million, or $2.72 per diluted share, compared to $55.5 million, or $1.67 per diluted share. Adjusted income was $91.6 million, or $2.76 per diluted share, compared to $55.7 million, or $1.68 per diluted share.

“We are very pleased with our second quarter results. Top line growth was strong and operating margins expanded at both business segments. Our solid performance demonstrates our team’s ability to successfully manage pricing in conjunction with multiple material cost increases as well as productivity in a labor and material constrained market.

“Looking ahead, we expect the residential housing market to remain solid and the commercial market to continue to strengthen. Our focus will remain on driving profitable growth and creating long-term value for our stakeholders.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

NYSE:BLD	August 3, 2021	topbuild.com

✓	Adjusted EBITDA was $149.8 million, compared to $107.8 million, a 39.1% increase, and adjusted EBITDA margin improved 130 basis points to 18.0%.
✓	At June 30, 2021, the Company had cash and cash equivalents of $261.7 million and availability under its revolving credit facility of $378.8 million for total liquidity of $640.5 million.

Six Month Financial Highlights

(unless otherwise indicated, comparisons are to six months ended June 30, 2020)

✓	Net sales increased 21.4% to $1,577.1 million. On a same branch basis, revenue increased 13.9% to $1,479.4 million.
✓	Gross margin expanded 110 basis points to 28.0%. On an adjusted basis, gross margin expanded 90 basis points to 28.0%.
✓

Operating profit was $224.2 million, compared to operating profit of $150.4 million, a 49.0% improvement. On an adjusted basis, operating profit was $227.1 million, compared to $153.8 million, a 47.7% improvement.

✓	Operating margin was 14.2%, and 14.4% on an adjusted basis, a 260-basis point improvement.
✓

Net income was $150.2 million, or $4.53 per diluted share, compared to $106.3 million, or $3.18 per diluted share. Adjusted income was $158.7 million, or $4.78 per diluted share, compared to $101.6 million, or $3.04 per diluted share.

✓	Adjusted EBITDA was $265.7 million, compared to $196.1 million, a 35.5% increase. Adjusted EBITDA margin was 16.8%, a 170-basis point improvement.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended June 30, 2020)

	3 Months Ended 6/30/21	6 Months Ended 6/30/21		3 Months Ended 6/30/21	6 Months Ended 6/30/21
Sales	$605,625	$1,138,378	Sales	$273,364	$524,965
Change			Change
Volume	10.4%	7.7%	Volume	14.3%	14.0%
Price	5.0%	3.0%	Price	10.3%	7.0%
M&A	14.4%	10.1%	M&A	1.8%	0.9%
Total Change	29.8%	20.8%	Total Change	26.4%	21.9%
Operating Margin	16.4%	15.2%	Operating Margin	15.7%	14.9%
Change	150 bps	140 bps	Change	450 bps	360 bps
Adj. Operating Margin	16.6%	15.3%	Adj. Operating Margin	15.7%	14.9%
Change	140 bps	130 bps	Change	410 bps	330 bps

NYSE:BLD	August 3, 2021	topbuild.com

Capital Allocation

Acquisitions

Gross margin increased 110 basis points to 27.6%.  On an adjusted basis, gross margin increased 130 basis points to 27.8%

   Operating profit was $80.5 million, compared to operating profit of $76.0 million.  On an adjusted basis, operating profit was $83.5 million, compared to $76.4 million, a 9.3% improvement.

   Net income was $55.5 million, or $1.67 per diluted share, compared to $52.1 million, or $1.51 per diluted share. Adjusted income was $55.7 million, or $1.68 per diluted share, compared to $49.5 million, or $1.43 per diluted share.

Three companies were acquired in the second quarter, American Building Systems, Creative Conservation and RJ Insulation.  Combined, they are expected to generate approximately $155 million of revenue on a pro forma full year basis.  Year-to-date, the Company has acquired five companies which are expected to generate approximately $221 million of revenue on a pro forma, full year basis.

Share Repurchase Program

In the second quarter, the Company repurchased 73,747 shares at an average price of $192.30 per share.  Year-to-date, the Company has repurchased 123,031 shares at an average price of $195.38 per share.

The Company also announced that its Board of Directors has approved an additional share repurchase program whereby the Company may purchase up to $200 million of its common stock.  Repurchases will be made from cash on hand as well as from a portion of the free cash flow expected to be generated from the business.  The program may be suspended or discontinued at any time.

“M&A remains our number one capital allocation priority. Our prospects center around our core of insulation and related adjacent products that will further strengthen our industry leadership position. Our pipeline is robust, and we expect to stay very busy on this front through the remainder of the year.

“Our strong balance sheet and cash flows also provide us with the flexibility to continue our history of share repurchases, and we are pleased to announce another $200 million share repurchase program.”

ROBERT BUCK, PRESIDENT & CEO, TOPBUILD

2021 Outlook

Sales and Adjusted EBITDA Guidance (1)

($ in millions)

2021	Low	High
Sales	$ 3,290	$ 3,370
Adjusted EBITDA*	$ 565	$ 590

*See table for adjusted EBITDA reconciliation.

Assumptions(1)

($ in millions)

2021	Low	High
Housing Starts	1,475	1,525
Estimated net income	$ 339.5	$ 363.6
Interest Expense and other, net	$ 24.7	$ 22.2
Income tax expense	$ 119.3	$ 127.8
Depreciation and Amortization	$ 70.6	$ 67.5
Share based compensation	$ 10.9	$ 8.9

NYSE:BLD	August 3, 2021	topbuild.com

(1) This guidance and long-term targets reflect management’s current view of present and future market conditions and are based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates.  These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.  Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2020 Annual Report on Form 10-K and subsequent SEC reports.

Conference Call

A conference call to discuss second quarter 2021 financial results is scheduled for today, Tuesday, August 3, at 9:00 a.m. Eastern time.  The call may be accessed by dialing (877) 407-9037.  The conference call will be webcast simultaneously on the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has approximately 235 branches, and through Service Partners® which distributes insulation and building material products from approximately 75 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website at www.topbuild.com.

Safe Harbor Statement

Statements contained herein reflect our views about future periods, including our future plans and performance, and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against unduly relying on any of these forward-looking statements.  Our future performance may be affected by the duration and impact of the COVID-19 pandemic on the United States economy, specifically with respect to residential and commercial construction; our ability to continue operations in markets affected by the COVID-19 pandemic and our ability to collect receivables from our customers; our reliance on residential new construction, residential repair/remodel, and commercial construction; our reliance on third-party suppliers and manufacturers; our ability to attract, develop, and retain talented personnel and our sales and labor force; our ability to maintain consistent practices across our locations; and our ability to maintain our competitive position.  We discuss the material risks we face

NYSE:BLD	August 3, 2021	topbuild.com

under the caption entitled “Risk Factors” in our Annual Report for the year ended December 31, 2020, as filed with the SEC on February 23, 2021, as well as under the caption entitled “Risk Factors” in subsequent reports that we file with the SEC.  Our forward-looking statements in this filing speak only as of the date of this filing.  Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise.  The Company believes that the non-GAAP performance measures and ratios that are contained herein, which management uses to manage our business, provide users of this financial information with additional meaningful comparisons between current results and results in our prior periods. Non-GAAP performance measures and ratios should be viewed in addition, and not as an alternative, to the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company's filings with the SEC and is available on TopBuild's website at www.topbuild.com.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

(tables follow)

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$834,255	$646,099	$1,577,053	$1,299,327
Cost of sales	591,075	468,045	1,136,114	949,316
Gross profit	243,180	178,054	440,939	350,011

Selling, general, and administrative expense	114,894	97,600	216,767	199,568
Operating profit	128,286	80,454	224,172	150,443

Other income (expense), net:
Interest expense	(6,105)	(8,277)	(12,707)	(17,018)
Loss on extinguishment of debt	—	—	(13,862)	(233)
Other, net	66	89	144	561
Other expense, net	(6,039)	(8,188)	(26,425)	(16,690)
Income before income taxes	122,247	72,266	197,747	133,753

Income tax expense	(31,867)	(16,770)	(47,525)	(27,485)
Net income	$90,380	$55,496	$150,222	$106,268

Net income per common share:
Basic	$2.75	$1.69	$4.57	$3.22
Diluted	$2.72	$1.67	$4.53	$3.18

Weighted average shares outstanding:
Basic	32,865,303	32,867,842	32,846,016	33,018,148
Diluted	33,177,435	33,202,423	33,190,107	33,401,135

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$261,739	$330,007
Receivables, net of an allowance for credit losses of $8,337 at June 30, 2021, and $6,926 at December 31, 2020	491,625	427,340
Inventories, net	178,576	161,369
Prepaid expenses and other current assets	20,523	17,689
Total current assets	952,463	936,405

Right of use assets	100,558	83,490
Property and equipment, net	199,982	180,053
Goodwill	1,494,200	1,410,685
Other intangible assets, net	237,573	190,605
Deferred tax assets, net	2,729	2,728
Other assets	11,213	11,317
Total assets	$2,998,718	$2,815,283

LIABILITIES
Current liabilities:
Accounts payable	$356,570	$331,710
Current portion of long-term debt	23,476	23,326
Accrued liabilities	126,517	107,949
Short-term lease liabilities	36,673	33,492
Total current liabilities	543,236	496,477

Long-term debt	680,999	683,396
Deferred tax liabilities, net	168,091	168,568
Long-term portion of insurance reserves	49,456	50,657
Long-term lease liabilities	68,457	53,749
Other liabilities	13,663	13,642
Total liabilities	1,523,902	1,466,489

EQUITY	1,474,816	1,348,794
Total liabilities and equity	$2,998,718	$2,815,283

	As of June 30,
	2021	2020
Other Financial Data
Receivable days	45	49
Inventory days	30	28
Accounts payable days	74	83
Receivables, net plus inventories, net less accounts payable	$313,631	$277,080
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM) †	9.9%	10.5%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash Flows Provided by (Used in) Operating Activities:
Net income	$150,222	$106,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,221	33,311
Share-based compensation	5,377	9,038
Loss on extinguishment of debt	13,862	233
Loss on sale or abandonment of property and equipment	833	320
Amortization of debt issuance costs	858	716
Provision for bad debt expense	4,037	3,756
Loss from inventory obsolescence	1,129	1,313
Deferred income taxes, net	(206)	(38)
Change in certain assets and liabilities
Receivables, net	(36,277)	1,894
Inventories, net	(8,055)	538
Prepaid expenses and other current assets	(2,273)	9,151
Accounts payable	21,782	(16,390)
Accrued liabilities	17,693	28,188
Payment of contingent consideration	—	(413)
Other, net	—	277
Net cash provided by operating activities	202,203	178,162

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(28,560)	(20,937)
Acquisition of businesses	(195,411)	(20,526)
Proceeds from sale of property and equipment	193	763
Net cash used in investing activities	(223,778)	(40,700)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	411,250	300,000
Repayment of long-term debt	(421,716)	(313,407)
Payment of debt issuance costs	(6,500)	(2,280)
Taxes withheld and paid on employees' equity awards	(11,491)	(13,165)
Exercise of stock options	5,952	—
Repurchase of shares of common stock	(24,038)	(34,152)
Payment of contingent consideration	(150)	(428)
Net cash used in financing activities	(46,693)	(63,432)

Cash and Cash Equivalents
(Decrease) increase for the period	(68,268)	74,030
Beginning of period	330,007	184,807
End of period	$261,739	$258,837

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$39,135	$19,257
Accruals for property and equipment	460	323

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

TruTeam	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
TruTeam
Sales	$605,625	$466,569	29.8%	$1,138,378	$942,442	20.8%

Operating profit, as reported	$99,066	$69,643		$172,702	$129,994
Operating margin, as reported	16.4%	14.9%		15.2%	13.8%

Rationalization charges	—	857		—	857
Acquisition related costs	1,112	—		1,112	4
COVID-19 pay	116	638		605	638
Operating profit, as adjusted	$100,294	$71,138		$174,419	$131,493
Operating margin, as adjusted	16.6%	15.2%		15.3%	14.0%

Service Partners
Sales	$273,364	$216,336	26.4%	$524,965	$430,558	21.9%

Operating profit, as reported	$42,856	$24,155		$78,241	$48,825
Operating margin, as reported	15.7%	11.2%		14.9%	11.3%

Rationalization charges	—	944		—	944
COVID-19 pay	20	54		54	54
Operating profit, as adjusted	$42,876	$25,153		$78,295	$49,823
Operating margin, as adjusted	15.7%	11.6%		14.9%	11.6%

Total
Sales before eliminations	$878,989	$682,905		$1,663,343	$1,373,000
Intercompany eliminations	(44,734)	(36,806)		(86,290)	(73,673)
Net sales after eliminations	$834,255	$646,099	29.1%	$1,577,053	$1,299,327	21.4%

Operating profit, as reported - segments	$141,922	$93,798		$250,943	$178,819
General corporate expense, net	(6,704)	(7,383)		(13,311)	(16,581)
Intercompany eliminations	(6,932)	(5,961)		(13,460)	(11,795)
Operating profit, as reported	$128,286	$80,454		$224,172	$150,443
Operating margin, as reported	15.4%	12.5%		14.2%	11.6%

Rationalization charges	—	2,376		16	2,376
Acquisition related costs †	1,457	(40)		2,210	196
Refinancing costs	—	20		—	57
COVID-19 pay	136	692		659	692
Operating profit, as adjusted	$129,879	$83,502		$227,057	$153,764
Operating margin, as adjusted	15.6%	12.9%		14.4%	11.8%

Share-based compensation	2,266	5,130		5,377	9,038
Depreciation and amortization	17,703	19,121		33,221	33,311
EBITDA, as adjusted	$149,848	$107,753		$265,655	$196,113
EBITDA margin, as adjusted	18.0%	16.7%		16.8%	15.1%

Sales change period over period	188,156			277,726
EBITDA, as adjusted, change period over period	42,095			69,542
Incremental EBITDA, as adjusted, as a percentage of change in sales	22.4%			25.0%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Gross Profit and Operating Profit Reconciliations

Net sales	$834,255	$646,099	$1,577,053	$1,299,327

Gross profit, as reported	$243,180	$178,054	$440,939	$350,011

Rationalization charges	—	1,079	—	1,079
COVID-19 pay	122	482	592	482
Gross profit, as adjusted	$243,302	$179,615	$441,531	$351,572

Gross margin, as reported	29.1%	27.6%	28.0%	26.9%
Gross margin, as adjusted	29.2%	27.8%	28.0%	27.1%

Operating profit, as reported	$128,286	$80,454	$224,172	$150,443

Rationalization charges	—	2,376	16	2,376
Acquisition related costs	1,457	(40)	2,210	196
Refinancing costs	—	20	—	57
COVID-19 pay	136	692	659	692
Operating profit, as adjusted	$129,879	$83,502	$227,057	$153,764

Operating margin, as reported	15.4%	12.5%	14.2%	11.6%
Operating margin, as adjusted	15.6%	12.9%	14.4%	11.8%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$122,247	$72,266	$197,747	$133,753

Rationalization charges	—	2,376	16	2,376
Acquisition related costs	1,457	(40)	2,210	196
Refinancing costs and loss on extinguishment of debt	—	20	13,862	290
COVID-19 pay	136	692	659	692
Income before income taxes, as adjusted	123,840	75,314	214,494	137,307

Tax rate at 26.0%	(32,198)	(19,582)	(55,769)	(35,700)
Income, as adjusted	$91,642	$55,732	$158,725	$101,607

Income per common share, as adjusted	$2.76	$1.68	$4.78	$3.04

Weighted average diluted common shares outstanding	33,177,435	33,202,423	33,190,107	33,401,135

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales
Same branch:
TruTeam	$538,360	$466,569	$1,043,657	$942,442
Service Partners	269,473	216,336	521,074	430,558
Eliminations	(43,750)	(36,806)	(85,305)	(73,673)
Total same branch	764,083	646,099	1,479,426	1,299,327

Acquisitions (a):
TruTeam	$67,265	$—	$94,721	$—
Service Partners	3,891	—	3,891	—
Eliminations	(984)	—	(985)	—
Total acquisitions	70,172	—	97,627	—
Total	$834,255	$646,099	$1,577,053	$1,299,327

EBITDA, as adjusted
Same branch	$140,425	$107,753	$253,554	$196,113
Acquisitions (a)	9,423	—	12,101	—
Total	$149,848	$107,753	$265,655	$196,113

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	18.4%		17.1%
Acquisitions (c)	13.4%		12.4%
Total (d)	18.0%	16.7%	16.8%	15.1%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (e)	27.7%		31.9%
Acquisitions (c)	13.4%		12.4%
Total (f)	22.4%		25.0%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Net Sales by Market (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Same branch:
Residential	$594,259	$505,534	$1,151,253	$1,012,266
Commercial	169,824	140,565	328,173	287,061
Same branch net sales	764,083	646,099	1,479,426	1,299,327

Acquisitions (a):
Residential	$58,351	$—	$78,141	$—
Commercial	11,821	—	19,486	—
Acquisitions net sales	70,172	—	97,627	—
Total net sales	$834,255	$646,099	$1,577,053	$1,299,327

(a) Represents current year impact of acquisitions in their first twelve months

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income, as reported	$90,380	$55,496	$150,222	$106,268
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	6,039	8,188	12,563	16,457
Income tax expense	31,867	16,770	47,525	27,485
Depreciation and amortization	17,703	19,121	33,221	33,311
Share-based compensation	2,266	5,130	5,377	9,038
Rationalization charges	—	2,376	16	2,376
Acquisition related costs	1,457	(40)	2,210	196
Refinancing costs and loss on extinguishment of debt	—	20	13,862	290
COVID-19 pay	136	692	659	692
EBITDA, as adjusted	$149,848	$107,753	$265,655	$196,113

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2020		2021		Trailing Twelve Months Ended
	Q3	Q4	Q1	Q2	June 30, 2021
Net Sales	$697,223	$721,487	$742,798	$834,255	$2,995,763
Acquisitions proforma adjustment †	73,677	55,303	44,199	2,204	175,383
Net sales, acquisition adjusted	$770,900	$776,790	$786,997	$836,459	$3,171,146

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	August 3, 2021	topbuild.com

TopBuild Corp.

2021 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2021
	Low	High
Estimated net income	$339.5	$363.6
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	24.7	22.2
Income tax expense	119.3	127.8
Depreciation and amortization	70.6	67.5
Share-based compensation	10.9	8.9
Estimated EBITDA, as adjusted	$565.0	$590.0

NYSE:BLD	August 3, 2021	topbuild.com